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                                                                    EXHIBIT 24.3

                      CONSENT OF BEAR, STEARNS & CO., INC.

     We hereby consent to the inclusion in the Joint Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 of our opinion to be dated March 13, 1996, to the Independent Committees of the Boards of Directors of Franklin Select Real Estate Income Fund, Franklin Real Estate Income Fund and Franklin Advantage Real Estate Income Fund attached as Appendix B to such Joint Proxy Statement/Prospectus and the references to such opinion and to our firm in such Joint Proxy Statement/Prospectus. In giving consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                            BEAR, STEARNS & CO., INC.
                                            By: /S/ JAMES D. MARVER
                                               ----------------------
                                                    James D. Marver

Dated: March 13, 1996